Exhibit 99.2

© 2019, Aevi Genomic Medicine Company Overview Summer 2019

© 2019, Aevi Genomic Medicine Confidential | 2 Forward - Looking Statement This presentation includes certain estimates and other forward - looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, including statements with respect to anticipated operating and financial performance, clinical results, potential partnerships, licensing opportunities and other statements of expectation. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “assumes,” “seeks,” “estimates,” “should” and variations of these words and similar expressions, are intended to identify these forward - looking statements. While we believe these statements are accurate, forward - looking statements are inherently uncertain and we cannot assure you that these expectations will occur and our actual results may be significantly different. These statements by the Company and its management are based on estimates, projections, beliefs and assumptions of management and are not guarantees of future performance. Important factors that could cause actual results to differ from those in the forward - looking statements include the factors described in the Company’s filings with the U.S. Securities and Exchange Commission. The Company disclaims any obligation to update or revise any forward - looking statement based on the occurrence of future events, the receipt of new information, or otherwise.

© 2019, Aevi Genomic Medicine Confidential | 3 Executive Summary • Driven by a commitment to patients with pediatric onset life - altering diseases, the company's research and development efforts include working with the Center for Applied Genomics (CAG) at Children's Hospital of Philadelphia (CHOP) to leverage novel genetic discoveries to progress our genomic medicine strategy. • Aevi Genomic Medicine has built a pipeline of programs and in - licensing opportunities. Our model is to reposition promising molecules that have been shelved to high value Rare and Orphan opportunities. • We currently have a pipeline of two, novel, first in class mAbs (AEVI - 002: anti - LIGHT and AEVI - 005; from Kyowa Hakko Kirin) and two new in - licensing programs along with the exclusive option to license genomic discoveries in the area of R/O from CHOP. • Both new in - license opportunities (Project Daytona, Project Jackson) are rare and orphan programs which we believe are de - risked by both pre - clinical proof - of - concept and compelling clinical data with related but unapproved molecules. Both should be eligible for Breakthrough Status and possibly Priority Review Vouchers.

© 2019, Aevi Genomic Medicine Confidential | 4 Compound Indication Preclinical Phase 1 Phase 2 Status Project Daytona GLA/Lymphatic Malformations Project Jackson Rare auto - inflammatory diseases AEVI - 004 Preclinical POC with NIH in epilepsy AEVI - 002* (anti - LIGHT mAb) Severe Pediatric Onset Crohn’s Disease, (T cell mediated diseases) AEVI - 005* First in class mAb , undisclosed target Current Pipeline *Partnered with Kyowa Hakko Kirin (KHK) Executed Agreement in vivo POC completed Executed Agreement in vitro POC completed In vivo POC, Q3 2019 Initial data, 2H 2019 In vitro POC, Q4 2019

© 2019, Aevi Genomic Medicine Confidential | 5 Michael F. Cola Chief Executive Officer Garry A. Neil, MD Chief Scientific Officer Sol J. Barer, PhD Chairman Management Team

© 2019, Aevi Genomic Medicine Confidential | 6 Project Daytona

© 2019, Aevi Genomic Medicine Confidential | 7 Executive Summary: Project Daytona • OSI - 027 is a high potency second generation oral dual inhibitor of mTORC1 and mTORC2 which is Phase 2 ready in a serious Rare and Orphan disease with no approved therapies – OSI - 027 has a clear mechanism of action and was studied unsuccessfully by Astellas in solid tumors • Rapid development path; highly de - risked by preclinical and clinical data – Anticipated $15 - 20M investment to initial clinical POC in 2H 2020 – Orphan program eligible for Breakthrough Status and Priority Review Voucher ( PRV ) – Potential early approval for subset of patients with Kaposiform Lymphangiomatosis (KLA) in 2022 – Anticipated approval for broader indication of Lymphatic Malformations (LM) in 2023 • Commercial opportunity: Peak annual sales estimate: $450 - 900M US market – Anticipated s ignificant upside potential for geographic expansion in EU5 and ROW (not in current plan)

© 2019, Aevi Genomic Medicine Confidential | 8 Deal Terms • Summary Terms – Worldwide License for all indications – $500,000 Upfront Licensing Fee – Additional Payments Based Upon Achieving Development and Regulatory Milestones – Tiered, High Single - Digit to Low Double - Digit Aggregate Royalties

© 2019, Aevi Genomic Medicine Confidential | 9 The Lymphatic System • Lymph begins as fluid that has diffused through the very thin walls of capillaries into the space between cells. In a normal person this is about 3 liters per day • Lymph vessels, located throughout the body, are larger than capillaries but most are smaller than the smallest veins • Most of the lymphatic vessels have valves (like those in veins) to keep the lymph, flowing toward the heart • All lymph passes through lymph nodes , which filter damaged cells, cancer cells, infectious organisms and foreign particles out of the lymph • Blockage of lymph by narrowing of the lumen or overgrowth of valves can result in fluid backup and accumulation in the tissues with serious consequences to the patient. Causes are cancer, radiation, infection and lymphatic anomalies The Merck Manual

© 2019, Aevi Genomic Medicine Confidential | 10 Lymphatic Malformations are a Family of Potentially Life - Threatening Congenital Diseases of the Lymphatic System • Presentation from birth to 2 years of age • Orphan disease(s) with pleiomorphic presentation • All caused by mutations (mostly in PI3K/AKT/mTOR pathway) in the lymphatic endothelial tissues 1 • Can cause substantial morbidity and death • No approved drug therapy • Clinical POC: frequent clinically meaningful responses with use off label use of sirolimus 2,3 1. Brouillard et al. (2014) J Clin Invest . 124(3):898 - 904. 2. Hamill et al. (2011) Pediatr Blood Cancer. 57(6):1018 - 24. 3. Adams et al. (2016) Pediatrics . 137(2):e20153257. Lymphatic Malformations • Kaposiform Lymphangiomatosis (KLA) • Generalized Lymphatic Anomaly (GLA) • Gorham Stout Disease (GSD) • Conducting Channel Anomalies (CCA)

© 2019, Aevi Genomic Medicine Confidential | 11 Disease Mechanism: Somatic Mutations in Tyrosine Kinase Signaling Lead to Abnormal Proliferation of Endothelial Cells and Disruption of Lymph Flow • Various mutations in tyrosine kinase receptors and downstream signaling components have been identified: – PI3K/AKT/mTOR pathway – RAS/MAPK pathway • Activation in these pathways leads to local proliferation of lymphatic endothelial cells, resulting in perturbation of lymph flows • mTOR inhibition results in inhibition of cell growth in lesions and restores lymph flow Brouillard et al. (2014) J Clin Invest . 124(3):898 - 904.

© 2019, Aevi Genomic Medicine Confidential | 12 Lymphatic Malformations are Rare and Potentially Life - Threatening Diseases • KLA: Kaposiform Lymphangiomatosis, aggressive presentation of lymphatic anomaly with coagulopathy and focal areas of spindle cells – US prevalence: approximately 1,000 1 – Often has a poor prognosis: mean survival 2.75 years ; 5 - year survival 51% 2 • LM: Lymphatic malformations, including Generalized Lymphatic Anomaly (GLA), Gorham Stout Disease (GSD), Conducting Channel Anomalies (CCA), and Kaposiform Lymphangiomatosis (KLA) – US prevalence: estimated to be 30,000 to 60,000 3 – High morbidity depending on location of lesion – Mortality rate of GLA > ≅ 20% over a seven - year period 4 – Major cause of morbidity and mortality is deterioration of lung function and infection 5 1. Based on KOL discussion with D. Adams at Harvard 2. Croteau et al. (2014) J Pediatr . 164(2):383 - 8. 3. Estimated from Perkins et al. (2010) Otolaryngol Head Neck Surg. 142(6):789 - 94. 4. Ozeki et al. (2016) Pediatr Blood Cancer. 63(5):832 - 8. 5. Trenor and Chaudry (2014) Semin Pediatr Surg. 23(4):186 - 90.

© 2019, Aevi Genomic Medicine Confidential | 13 Off - Label Use of mTORC1 Inhibitor Sirolimus Shows POC in Open - Label Clinical Trial in Lymphatic Malformations 1. Adams et al. (2016) Pediatrics . 137(2):e20153257. • The study enrolled patients with different subtypes of lymphatic malformations not controlled by previous medication, sclerotherapy and/or surgery • Subtypes included GLA, GSD, and KLA; most of whom achieved durable partial response with significant adverse reactions to sirolimus Overall Response 6 - month (n=57) 12 - month (n=53) Complete Response 0 0 Partial Response 47 (83%) 45 (85%) Progressive Disease 7 (12%) 8 (15%) Stable Disease 3 (5%) 0 The most common adverse events (grades 2 and higher) attributable to sirolimus 1 in the study include: • Blood/bone marrow (50%) • Gastrointestinal (55%) • Metabolic/laboratory (20%) • Infection (15%)

Sirolimus Faces Several Key Limitations Including Lack of FDA Approval and Considerable Tolerability Issues

Lack of FDA Approval	Limited Clinical Data	Safety/Tolerability Reservations
• Use of sirolimus in vascular malformations is off-label, posing barriers to utilization • Physicians indicated that most insurers require extensive documentation to cover sirolimus • In select cases physicians receive sirolimus directly from manufacturers for compassionate use	• Physicians expressed interest in better validation of the use of sirolimus and desire for therapeutic options with greater validation • Evidence supporting use of sirolimus in vascular malformations is limited to case reports and one academic clinical trial of 57 patients[1]	• Physicians reported that sirolimus causes high rates of stomatitis (~60%) driving low compliance and requiring frequent monitoring for TEAEs • Sirolimus bears black box warning for immuno-suppression and malignancies • Adams's clinical trial found 27% of patients experienced grade 3 or 4 TEAEs related to blood / bone marrow

Limitations of sirolimus may reduce barriers to novel approved therapies to becoming standard of care

Source: 8 Physician Interviews; ClearView Qualitative Analysis. [1] An additional ongoing academic trial is examining sirolimus use for vascular malformations in EU. TEAE: Treatment-emergent adverse events; VM: Vascular Malformation aevi genomic medicine
© 2019, Aevi Genomic Medicine
Confidential | 14

© 2019, Aevi Genomic Medicine Confidential | 15 OSI - 027 Overview • High potency second generation oral dual inhibitor of mTORC1 and mTORC2 – Dual inhibition of mTORC1 and mTORC2 could lead to improved efficacy and tolerability • Phase 2 ready – Comprehensive pre - clinical toxicology package (up to 4 weeks) – Previously studied in Phase 1 oncology study of 128 patients with solid tumors or lymphoma refractory to standard therapies – MTD: 50 mg QD, up to 480 mg per week 1 – Development discontinued upon determination that doses necessary for significant target engagement in tumor were above tolerable doses – Significantly lower doses than MTD likely required to treat lymphatic malformations • Orphan drug data exclusivity of seven years in the US (10 in EU) post launch – Composition of matter protection through 2026, patent term restoration potentially adds up to five years of IP exclusivity through 2031 – Method - of - use and precision medicine biomarkers (test - and - treat) potentially add 20 years 1. Mateo et al. (2016) Br J Cancer. 114(8):889 - 96.

© 2019, Aevi Genomic Medicine Confidential | 16 OSI - 027 has Several Potential Advantages over First Generation mTOR Inhibitors • OSI - 027 would be the first approved therapeutic product indicated for treatment of lymphatic malformations – Lack of FDA approval discourages off - label use and reimbursement (particularly in pediatric indications) • Despite off - label use of sirolimus described in literature – There is no long - term safety or efficacy data for sirolimus in lymphatic malformations – Optimal dose for lymphatic malformations not known for sirolimus • Potential improved efficacy from dual mTORC1/2 inhibition by OSI - 027 • Improved tolerability expected 1 – Lower incidence and severity of mucositis/stomatitis, common AE reported for sirolimus (>20%) 2 – Likelihood of dosing at levels below toxicity limits in lymphatic malformations compared with solid tumors 1. Mateo et al. (2016) Br J Cancer. 114(8):889 - 96. 2. Rapamune package insert

Long Term Efficacy and Safety are Critical For Life-long Therapy



GF
RTK
PI3K
Pan-class I and isoform-specific PI3K inhibitors
p85
p110
IRS1
GRB2
PIP3
PIP2
PTEN
PDK1
AKT
mTORC2
RAS
Dual PI3K/mTOR inhibitors
TSC1/2
AKT inhibitors
Raf
mTORC1
mTORC1/2 inhibitors
MEK
AMPK
S6K
4E-BP1
ERK
LKB1
rpS6
eIF-4E
Cell survival Proliferation Metabolism
Growth differentiation
Protein synthesis Cell growth
© 2014 American Association for Cancer Research
Molecular Cancer Therapeutics Reviews
AACR

Dienstmann et al. (2014) *Mol Cancer Ther.* 13(5):1021-31.

- PIK3CA inhibitors
  - Most proximal in pathway, very important in glucose regulation; inhibition results in tolerability issues: diabetes, pancreatitis, diarrhea
- AKT inhibitors
  - Proximal in pathway, high structural homologies to AGC kinases family (N=60), difficult to target cleanly: increased toxicity
  - To date, utility limited by low efficacy and high toxicity
- mTORC1 inhibitors
  - More distal in pathway, increased metabolic side effects due to AKT upregulation, immunosuppression, GI side effects and stomatitis
  - Decreased endothelial cell growth
- mTORC1/2 inhibitors
  - In contrast to to mTORC1 inhibitors:
    - Dual inhibition of mTORC1/2 inhibits feedback of AKT/PI3K, decreasing metabolic side effects
    - Decreased endothelial cell growth and survival enhances efficacy
  - Stomatitis frequently reported in all mTOR inhibitors except in OSI-027

© 2019, Aevi Genomic Medicine

Confidential | 17

© 2019, Aevi Genomic Medicine Confidential | 18 Anticipated Rapid Orphan Drug Development Path to Approval Estimated Cost to POC $15 - 20M, Initial Data 2H 2020 • PK /PD Proof - of - Concept Trial Design: – To establish efficacy, safety, biomarkers and dose – Duration: 4 weeks, long - term safety study for responders – Ascending dose, informed by molecular biomarkers including mTORC1/2 targets inhibition • Endpoints: Safety, PK , PD ( mTOR inhibition), and clinical response including imaging • Pivotal Trial Design: – Basket trial for all - comers with lymphatic malformations – Potential for early approval and PRV * based on KLA subset in 2022: Approval for Lymphatic Malformations in 2023 – Duration: 6 months – Two doses targeting specific mTOR inhibition thresholds • Endpoints: Safety, mTOR inhibition, and clinical response including imaging • Initially seek US approval while defining clinical and regulatory pathways in Europe and ROW * PRV = Priority Review Voucher

© 2019, Aevi Genomic Medicine Confidential | 19 Lymphatic Malformations Market Opportunity Estimated Peak Annual Sales for US market: $450 - 900 Million • Lymphatic malformations including GLA, GSD, and KLA, present an attractive potential market opportunity: – Estimated Prevalence: 30,000 - 60,000 patients in US 1 – Pricing: $180,000 - 200,000 annually ( Afinitor : $190,000 per year 2 ) – Estimated Patients treated: 10% of overall market – Estimated peak annual sales for US market: $450 - 900 million – Potential for a Priority Review Voucher upon approval • Anticipated significant upside potential for EU5 and ROW as well as in additional adjacent indications 1. Estimated from Perkins et al. (2010) Otolaryngol Head Neck Surg. 142(6):789 - 94. 2. Drugs.com

© 2019, Aevi Genomic Medicine Confidential | 20 Project Jackson

© 2019, Aevi Genomic Medicine Confidential | 21 Executive Summary: Project Jackson • MEDI2338 is a high affinity fully human monoclonal antibody against IL - 18, Phase 2 ready for Rare and Orphan IL - 18 driven immunologic diseases with significant unmet need – Initially developed for COPD; halted for lack of efficacy – Clean safety profile, no drug related SAEs – Dose - dependent suppression and recovery of IL - 18 • Anticipate a rapid, capital efficient development path to orphan approval ; highly de - risked by non - clinical and clinical data – Estimated $15 - 20 million to clinical POC in adult onset Still’s disease (AOSD) – Anticipated orphan program eligible for Breakthrough Status; approval for AOSD in late 2022 – Additional approval for Systemic Juvenile Idiopathic Arthritis ( sJIA ) will expand market • Compelling global commercial opportunity: Estimated peak annual sales $700 - 850M (AOSD and sJIA ) – Anticipate significant upside potential in additional IL - 18 - opathies, both orphan and non - orphan

© 2019, Aevi Genomic Medicine Confidential | 22 Deal Terms • Summary Terms – The Right to Option a Worldwide License for all indications – Mid - Single Digit Millions in Cash and Equity Upon Exercise of the Option – Up to $162 Million Upon Achieving Approval and Sales - Related Milestones – Tiered Low Double - Digit Royalties – Contingent on Securing Additional Funding

© 2019, Aevi Genomic Medicine Confidential | 23 IL - 18 is Key to the Autoinflammatory Cascade • IL - 18 is a pro - inflammatory cytokine produced by macrophages and osteoblasts • IL - 18 induces severe inflammatory reaction by stimulating production and release of interferon - gamma (IFN ࢽ ) in immune cells

© 2019, Aevi Genomic Medicine Confidential | 24 Target IL - 18 Driven Autoinflammatory Orphan Diseases 1. Kudela et al. (2019) BMC Rheumatol. 3:4. 2. de Jager et al. (2008) Ann Rheum Dis. 67(2):280 3. Park et al. (2006) Rheumatology 45(5):545 - 8 4. Shinoda et al. (2006) J Gastroenterol Hepatol . 21(11):1731 - 6. 5. Palomino - Morales et al. (2010) Arthritis Res Ther . 12(2):R51. 6. Ludwiczek et al. (2005) Eur Cytokine Netw . 16(1):27 - 33. IL - 18 is both an upstream and downstream mediator of inflammation implicated in multiple diseases • Orphan indications: – Adult Onset Still’s Disease ( AOSD ) 1 – Systemic Juvenile Idiopathic Arthritis ( sJIA ) 2 – Takayasu Arteritis 3 (not in current plan) – Fulminant hepatic failure 4 (not in current plan) • Potential larger indications (not in current plan): – Giant Cell Arteritis 5 – Inflammatory Bowel Disease 6

© 2019, Aevi Genomic Medicine Confidential | 25 Adult Onset Still’s Disease (AOSD): Adult form of sJIA • Rare and orphan disease 1 : – US prevalence: 3,500 - 7,000 – EU5 prevalence: 3,400 - 6,900 – Japan prevalence: 1,400 - 2,700 • Fever, Rash, Pharyngitis, Arthritis, Liver disease, Increased ferritin • No definitive genetic or infectious cause • At least half have severe chronic disease • Treatment: NSAID, steroids, immunosuppressants and anti - IL - 1 • Elevated serum IL - 18 2 1. ClearView Healthcare Partners Analysis, May 2017 2. Kudela et al. (2019) BMC Rheumatol. 3:4.

© 2019, Aevi Genomic Medicine Confidential | 26 IL - 18 Levels Elevated in sJIA and AOSD Patients • Serum IL - 18 levels were significantly elevated in sJIA and AOSD patients (up to 1,000 - fold higher) compared to the healthy control group • There is a significant association of serum IL - 18 levels with disease activity Kudela et al. (2019) BMC Rheumatol. 3:4.

© 2019, Aevi Genomic Medicine Confidential | 27 Clinical POC Data in AOSD Using an IL - 18 Binding Protein (IL - 18bp) • An open - label clinical study was recently completed by AB2 Bio for recombinant IL - 18 binding protein (IL - 18bp) in AOSD (n=23) 1 – Treatment of AOSD patients with a recombinant IL - 18bp lead to response in >50% of patients – Four of four patients with undetectable free IL - 18 levels had a clinical response • Lack of response in other patients may have been due to inadequate ability of IL - 18bp to reduce IL - 18 levels – Short half - life (32 - 40h) requiring frequent subcutaneous injections – Inadequate dosing – Injection site reactions • It appears that AB2 Bio is no longer pursuing clinical development for AOSD 1. Gabay et al. (2018) Ann Rheum Dis. 77(6):840 - 847. 8 0 m g ( W e e k 1 2 ) 1 6 0 m g ( W e e k 1 2 ) 0 20 40 60 80 P r e c e n t a g e o f R e s p o n d e r s Patients received sc administration of 80 mg three times a week or 160 mg three times a week

© 2019, Aevi Genomic Medicine Confidential | 28 Project Jackson: IL - 18 mAb • A high affinity fully human monoclonal antibody against IL - 18, for Rare and Orphan IL - 18 driven immunologic diseases with significant unmet need – High affinity (KD = 60 - 70 pM ), neutralizing monoclonal antibody (α human IL - 18 mAb ) • Phase 2 ready – Comprehensive pre - clinical package allows for rapid IND submission ▪ 13 - week monkey tox NOAEL 100 mg/kg; no significant AEs – Evaluated in a single ascending dose Ph1 study in COPD (n=31); showed no efficacy ▪ IV doses of 10, 30, 100, 300 or 1,000 mg per subject – Potent and durable inhibition of IL - 18 in humans – Well tolerated, AE profile similar to that of placebo • Biologic data exclusivity of twelve years in the US (10 in EU and Japan) post launch – Orphan drug data exclusivity of seven years in the US (10 in EU and Japan) post launch – Potential patent restoration to 2036; Test - and - Treat: potentially through 2040 Potent and durable inhibition of IL - 18 in humans

Anticipate Rapid Orphan Drug Development Path to Approval Estimated Cost to POC $15 - 20M, initial data 2H 2020

AOSD: Open-Label Dose-Ranging POC Trial (n = 10 - 12) → **AOSD: Two-arm Open-Label Phase 2/3 Pivotal Trial (n = TBD)** → **Long Term Safety Extension (All patients)**

- **Dose-Ranging Proof-of-Concept Trial Design:**
  - To establish efficacy, safety, biomarkers and dose
  - Duration: 13 weeks, long-term safety study for responders
  - Ascending dose, informed by molecular biomarkers including serum IL-18 levels
- **Endpoints: Safety, PK, PD (serum IL-18 levels), and clinical response (number of swollen and tender joints, Autoinflammatory Disease Index)**

- **Pivotal Trial Design:**
  - Duration: 6 months, followed by 12-month safety extension
  - Dose TBD based on POC trial data
- **Endpoints: Safety, IL-18 levels, and clinical response (number of swollen and tender joints, Autoinflammatory Disease Index)**
- **Post approval commitment for PREA likely for sJIA**

aevi genomic medicine

© 2019, Aevi Genomic Medicine

Confidential | 29

© 2019, Aevi Genomic Medicine Confidential | 30 AOSD and sJIA Present an Estimated $700 - 850M Market Opportunity • Significant upside potential in additional IL - 18 - opathies ClearView Healthcare Partners Analysis, May 2017 AOSD sJIA US prevalence 3,500 - 7,000 4,300 - 6,500 EU5 prevalence 3,400 - 6,900 3,300 - 5,000 Japan prevalence 1,400 - 2,700 1,000 - 1,500 Top seven markets prevalence 8,300 - 16,600 8,600 - 13,000 Estimated Patients treated 20 - 30% of market 15 - 20% of market Pricing (annually) $250,000 - 300,000 $250,000 - 300,000 Estimated PYS top seven markets $400 - 500M $300 - 350M

© 2019, Aevi Genomic Medicine Confidential | 31 Executive Summary • Driven by a commitment to patients with pediatric onset life - altering diseases, the company's research and development efforts include working with the Center for Applied Genomics (CAG) at Children's Hospital of Philadelphia (CHOP) to leverage novel genetic discoveries to progress our genomic medicine strategy. • Aevi Genomic Medicine has built a pipeline of programs and in - licensing opportunities. Our model is to reposition promising molecules that have been shelved to high value Rare and Orphan opportunities. • We currently have a pipeline of two, novel, first in class mAbs (AEVI - 002: anti - LIGHT and AEVI - 005; from Kyowa Hakko Kirin) and two new in - licensing programs along with the exclusive option to license genomic discoveries in the area of R/O from CHOP. • Both new in - license opportunities (Project Daytona, Project Jackson) are rare and orphan programs which we believe are de - risked by both pre - clinical proof - of - concept and compelling clinical data with related but unapproved molecules. Both should be eligible for Breakthrough Status and possibly Priority Review Vouchers.

© 2019, Aevi Genomic Medicine Confidential | 32 Appendix

© 2019, Aevi Genomic Medicine Confidential | 33 Systemic Juvenile Idiopathic Arthritis ( sJIA ) • Rare childhood onset disease 1 – US prevalence: 4,300 - 6,500 – EU5 prevalence: 3,300 - 5,000 – Japan prevalence: 1,000 - 1,500 • Intermittent fever, rash and arthritis; often splenomegaly, lymph nodes • Autoinflammatory disease – not autoimmune – IL - 1, 6, 18 other cytokines important in the pathogenesis • Treatment: NSAID, anti - IL1 and anti - IL6 • Many refractory patients • Elevated IL - 18 levels 2 1. ClearView Healthcare Partners Analysis, May 2017 2. de Jager et al. (2008) Ann Rheum Dis. 67(2):280

Zebrafish Model of Lymphatic Malformations


Control
ephb4a MO
A
Control
54 hpf
B
ephb4a MO
54 hpf
C
Control
4 dpf
D
ephb4a MO
4 dpf

- **Inhibiting *ephb4a* mRNA processing by morpholino injection results in:**
  - mTOR activation
  - Expansion of the caudal vessel plexus
  - Aberrant vessel branching
- **This phenotype is consistent with human lymphatic endothelial malformation**

Li et al. (2018) *Hum Mol Genet*. 27(18):3233-3245.

aevi genomic medicine

© 2019, Aevi Genomic Medicine

Confidential | 34

Current Competitive Landscape for sJIA

- **Patients are currently treated with steroids, immunosuppressants, and biologics (anti IL-1 and anti IL-6)**
  - 15 - 30% of patients do not adequately respond to currently available therapies[1,2]
  - Non-responding patients should be available for second-line treatment
- **Due to FDA PREA request for RA drugs, competition for sJIA patients in clinical trials will be high for the next several years**

Approved Therapies

IL-18	None	
IL-1	Anakinra (Kineret, SOBI)	EU approval US program terminated
IL-1	Canakinumab (Ilaris, Novartis)	US & EU approvals
IL-6	Tocilizumab (Actemra, Roche)	US approval

Potential New Therapies (Pediatric Research Equity Act Requests)

JAK	Tofacitinib (Xeljanz, Pfizer)	Phase 3 studies started May 2018
IL-6	Sariluma (Kevzara, Regeneron)	Phase 2 study ongoing

1. ClearView Healthcare Partners Analysis, May 2017
2. Grevich et al. (2017) *Adolesc Health Med Ther.* 8:125-135.

aevi genomic medicine

© 2019, Aevi Genomic Medicine

Confidential | 35

Current Competitive Landscape for AOSD
AOSD will be Our Initial Focus

- **AOSD patients are currently treated with steroids and immunosuppressants in the US, and biologics targeting IL-1 in the EU**
  - 15 - 30% of patients do not adequately respond to currently available therapies[1-3]
  - First-line therapy should be possible for IL-18 antibody
- **Currently there are no approved biological therapies for AOSD in the US, and no interventional clinical trials underway**

Approved Therapies

IL-18	None	
IL-1	Anakinra (Kineret, SOBI)	EU approval
	Canakinumab (Ilaris, Novartis)	EU approval

Potential New Therapies

None underway

1. ClearView Healthcare Partners Analysis, May 2017
2. Ruscitti et al. (2017) *Expert Rev Clin Immunol.* 13(11):1089-1097.
3. Junge et al. (2017) *Semin Arthritis Rheum.* 47(2):295-302.

aevi genomic medicine

© 2019, Aevi Genomic Medicine

Confidential | 36